Exhibit 99.2

A. H. Belo Corporation Announces First Quarter 2020 Financial Results

DALLAS –  A. H. Belo Corporation (NYSE: AHC) today reported a first quarter 2020 net loss of $1.6 million,  or $(0.08) per share.  In the first quarter of 2019,  the Company reported a  net loss of $2.1 million, or $(0.10) per share.

For the first quarter of 2020, on a non-GAAP basis, A. H. Belo reported an operating loss adjusted for certain items (“adjusted operating loss”) of $2.8 million, a decline of $1.9 million when compared to an adjusted operating loss of $0.9 million reported in the first quarter of 2019.

Robert W. Decherd, chairman, president and Chief Executive Officer, said, “As noted in our investor call on May 12, A. H. Belo is making significant progress toward our goal of becoming a sustainably profitable digital newspaper company that plays a meaningful role in the communities served by The Dallas Morning News and the digital extensions of its content. While this will take time, the end result is potentially a valuable media franchise.

“Events surrounding the pandemic have stressed the systems that support A. H. Belo’s operations. And while digital subscription revenue grew in the first quarter, advertising revenue began to soften toward the end of the quarter. Our Board and management team have responded quickly to these pressures to ensure that The News is able to report essential and reliable information to its audiences in a timely manner. We recognize in such circumstances our journalists are asked to do their best work under duress and we are striving to keep our colleagues healthy and safe.

“As I outlined on our investor call, A. H. Belo has the financial flexibility to weather the pandemic’s effects in the months ahead.”

A. H. Belo Corporation Announces First Quarter 2020 Financial Results

June 5, 2020

First Quarter Results

Total revenue was $40.3 million in the first quarter of 2020,  a decrease of $6.2 million or 13.4 percent when compared to the first quarter of 2019.

Revenue from advertising and marketing services, including print and digital revenues, was $19.3 million in the  first quarter of 2020,  a  decrease of $4.7 million or 19.6 percent when compared to the $24.0 million reported for the first quarter of 2019.

Circulation revenue was $16.4 million, a decrease of $0.9 million or 5.0 percent when compared to the first quarter of 2019. The decline is primarily due to a decrease in home delivery and single copy volumes, partially offset by rate increases and an increase of $0.3 million or 28.3 percent in digital-only subscription revenue.

Printing, distribution and other revenue decreased $0.7 million, or 12.8 percent, to  $4.6 million, primarily due to a reduction in brokered and commercial printing, partially offset by an increase in shared mail packaging revenue generated from mailed advertisements for business customers.

Total consolidated operating expense in the first quarter of 2020, on a GAAP basis, was $45.1 million, a decrease of $5.4 million or 10.7 percent compared to the first quarter of 2019.  The improvement is primarily due to decreases of $2.1 million in employee compensation and benefits expense, $1.5 million in newsprint, ink and other supplies expense, and $0.9 million in outside services expenses.

In the first quarter of 2020, on a non-GAAP basis, adjusted operating expense was $44.6 million, an improvement of $5.7 million or 11.3 percent when compared to $50.3 million of adjusted operating expense in the first quarter of 2019. The improvement is primarily due to expense decreases in employee compensation and benefits,  newsprint expense, and reductions from continued management of discretionary spending.

A. H. Belo Corporation Announces First Quarter 2020 Financial Results

June 5, 2020

As of March 31, 2020,  the Company had 788 employees, a decrease of 130 or 14.2 percent when compared to the prior year period. Cash and cash equivalents were $44.0 million and the Company had no debt.

A. H. Belo Corporation Announces First Quarter 2020 Financial Results

June 5, 2020

Non-GAAP Financial Measures

Reconciliations of operating loss to adjusted operating loss, total net operating revenue to adjusted operating revenue, and total operating costs and expense to adjusted operating expense are included in the exhibits to this release.

A. H. Belo Corporation Announces First Quarter 2020 Financial Results

June 5, 2020

About A. H. Belo Corporation

A. H. Belo Corporation is the leading local news and information publishing company in Texas. The Company has commercial printing, distribution and direct mail capabilities, as well as a presence in emerging media and digital marketing. While focusing on extending the Company’s media platforms,  A. H. Belo delivers news and information in innovative ways to a broad range of audiences with diverse interests and lifestyles. For additional information, visit www.ahbelo.com or email invest@ahbelo.com.

Statements in this communication concerning A. H. Belo Corporation’s business outlook or future economic performance, revenues, expenses, and other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; consumers’ tastes; newsprint prices; program costs; labor relations; cybersecurity incidents; technological obsolescence; and the current and future impacts of the COVID-19 public health crisis. Among other risks, there can be no guarantee that the board of directors will approve a quarterly dividend in future quarters; as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this filing, are not updated to reflect events or circumstances after the date of the statement.

A. H. Belo Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended March 31,
In thousands, except share and per share amounts (unaudited)	2020	2019
Net Operating Revenue:
Advertising and marketing services	$19,327	$24,041
Circulation	16,414	17,273
Printing, distribution and other	4,602	5,275
Total net operating revenue	40,343	46,589
Operating Costs and Expense:
Employee compensation and benefits	19,016	21,124
Other production, distribution and operating costs	20,992	22,184
Newsprint, ink and other supplies	3,271	4,747
Depreciation	1,765	2,386
Amortization	64	76
Gain on sale/disposal of assets, net	(5)	—
Total operating costs and expense	45,103	50,517
Operating loss	(4,760)	(3,928)
Other income, net	1,352	829
Loss Before Income Taxes	(3,408)	(3,099)
Income tax benefit	(1,787)	(964)
Net Loss	$(1,621)	$(2,135)

Per Share Basis
Net loss
Basic and diluted	$(0.08)	$(0.10)
Number of common shares used in the per share calculation:
Basic and diluted	21,410,423	21,594,262

A. H. Belo Corporation and Subsidiaries

Consolidated Balance Sheets

	March 31,	December 31,
In thousands (unaudited)	2020	2019
Assets
Current assets:
Cash and cash equivalents	$43,934	$48,626
Accounts receivable, net	14,946	18,441
Other current assets	11,926	7,737
Total current assets	70,806	74,804
Property, plant and equipment, net	16,841	18,453
Operating lease right-of-use assets	22,483	21,371
Intangible assets, net	255	319
Deferred income taxes, net	36	50
Long-term note receivable	22,400	22,400
Other assets	3,631	3,648
Total assets	$136,452	$141,045
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,989	$6,103
Accrued compensation and other current liabilities	11,517	13,337
Contract liabilities	14,283	12,098
Total current liabilities	30,789	31,538
Long-term pension liabilities	21,657	23,039
Long-term operating lease liabilities	23,694	23,120
Other liabilities	5,690	5,611
Total liabilities	81,830	83,308
Total shareholders' equity	54,622	57,737
Total liabilities and shareholders’ equity	$136,452	$141,045

A. H. Belo Corporation - Non-GAAP Financial Measures

Reconciliation of Operating Loss to Adjusted Operating Loss

	Three Months Ended March 31,
In thousands (unaudited)	2020	2019
Total net operating revenue	$40,343	$46,589
Total operating costs and expense	45,103	50,517
Operating Loss	$(4,760)	$(3,928)

Total net operating revenue	$40,343	$46,589
Addback:
Advertising contra revenue	1,454	2,652
Circulation contra revenue	38	175
Adjusted Operating Revenue	$41,835	$49,416

Total operating costs and expense	$45,103	$50,517
Addback:
Advertising contra expense	1,454	2,652
Circulation contra expense	38	175
Less:
Depreciation	1,765	2,386
Amortization	64	76
Severance expense	186	601
Gain on sale/disposal of assets, net	(5)	—
Adjusted Operating Expense	$44,585	$50,281

Adjusted operating revenue	$41,835	$49,416
Adjusted operating expense	44,585	50,281
Adjusted Operating Loss	$(2,750)	$(865)

The Company calculates adjusted operating income (loss) by adjusting operating income (loss) to exclude depreciation, amortization, severance expense, (gain) loss on sale/disposal of assets, and asset impairments (“adjusted operating income (loss)”). The Company believes that inclusion of certain noncash expenses and other items in the results makes for more difficult comparisons between years and with peer group companies.

The Company adopted the new revenue guidance (Topic 606)  using the modified retrospective approach as of January 1, 2018. While the Company adjusts operating revenue and expense for non-GAAP presentation, these adjustments have no effect on adjusted operating income (loss).

Adjusted operating income (loss) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management uses adjusted operating income (loss) and similar measures in internal analyses as supplemental measures of the Company’s financial performance, and for performance comparisons versus its peer group of companies. Management uses this non-GAAP financial measure for the purposes of evaluating consolidated Company performance. The Company therefore believes that the non-GAAP measure presented provides useful information to investors by allowing them to view the Company’s business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its business. Adjusted operating income (loss) should not be considered in isolation or as a substitute for net income (loss), cash flows provided by (used for) operating activities or other comparable measures prepared in accordance with GAAP. Additionally, this non-GAAP measure may not be comparable to similarly-titled measures of other companies.